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                      Sutherland, Asbill & Brennan, L.L.P.
                 Atlanta  *  Austin  *  New York  *  Washington

1275 PENNSYLVANIA AVENUE, N.W.                   TEL: (202) 383-0100
WASHINGTON, D.C.  20004-2404                     FAX: (202) 637-3593

FREDERICK R. BELLAMY
DIRECT LINE: (202) 383-3126
Internet: fbellamy@sablaw.com

                                 March 12, 1997


United Investors Life Insurance Company
2001 Third Avenue South
Birmingham, Alabama  35233

          Re:  RetireMAP Variable Account (File No. 333-12507)
               -----------------------------------------------

Ladies and Gentlemen:

          We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information included in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-4 for RetireMAP Variable Account (File No. 333-12507). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


                              Very truly yours,

                              SUTHERLAND, ASBILL & BRENNAN, L.L.P.



                              By:     /s/ Frederick R. Bellamy
                                  --------------------------------------
                                      Frederick R. Bellamy